UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 2, 2021

Commission file number 000-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5301 Hollister, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $0.01	DXPE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported by DXP Enterprises, Inc. (the “Company”) in its Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on August 9, 2021, and its Current Report on Form 8-K filed with the SEC on August 16, 2021 (the “Original Form 8-K”), the Company was unable to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 within the prescribed time period without unreasonable effort or expense.

During the course of the review of the Form 10-Q for the quarter ended June 30, 2021, the Company determined that it had aged un-vouchered purchase orders included in trade accounts payable. After lengthy investigation and research, the Company concluded that certain of these balances were not valid obligations to vendors and will never be invoiced or paid. For the consolidated balance sheets, the Company expects to reduce trade accounts payable by an estimated $8 million - $12 million in the aggregate over the prior periods and increase retained earnings by a corresponding amount less the impacts associated with taxes. In addition, the Company expects to reduce the cost of sales in the consolidated statement of operations and reflect the associated impacts to the provision for income taxes for the comparative periods presented. The Company is continuing to review the impact of these items on prior periods and intends to adjust prior year balances to reflect these changes. The Company is also continuing to evaluate whether any amendments to previously filed annual reports or financial statements will be necessary to reflect these changes.

In the course of the Company’s evaluation of these changes, on September 2, 2021, management of the Company concluded, and the Audit Committee of the Company’s Board of Directors concurred, that a material weakness in internal controls over financial reporting existed as of December 31, 2020, and consequently that the Company’s disclosure controls and procedures as of December 31, 2020 were not effective. As such, the management and the Audit Committee, after consultation with Moss Adams LLP, the Company’s independent registered public accounting firm, concluded that the Company’s previous evaluation of its disclosure controls and procedures as of December 31, 2020, and the report of Moss Adams LLP dated March 18, 2021, should no longer be relied upon.

To address the internal control deficiencies noted above, management has implemented certain, and are continuing to evaluate and expect to implement a number of additional, remedial measures. Since the Original Form 8-K, the Company has revised its process for clearing exceptions identified in its purchase order three-way match process. The Company modified its tolerance threshold to allow for more timely clearing of exceptions through automation within our Accounts Payable software. The Company also implemented a timetable for clearing aged items, and unvouchered exceptions can no longer be carried without approval.

The Company is working to promptly amend its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 to restate the evaluation of disclosure controls and procedures and the changes thereto. The Company intends to file the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 as promptly as possible.

The Company’s management and the Audit Committee have discussed these matters with Moss Adams LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXP ENTERPRISES, INC.

September 9, 2021	By:	/s/ Kent Yee
Kent Yee
Senior Vice President/Finance and Chief Financial Officer

	By:	/s/ Gene Padgett
Gene Padgett
Senior Vice President/Chief Accounting Officer